eHealth, Inc. Announces Fourth Quarter and Fiscal Year 2023 Results
Fourth quarter revenue growth of 26% YoY driven by strong and profitable Medicare enrollment growth
AUSTIN, Texas — February 27, 2024 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

CEO Comments

“eHealth’s fourth quarter results reflect the success of our transformation program and company-wide AEP preparedness efforts. We delivered strong Medicare enrollment and revenue growth as well as substantial improvement in our profitability metrics compared to the fourth quarter of last year. Importantly, fourth quarter and full year 2023 operating cash flow exceeded our expectations, reflecting favorable retention trends in our Medicare book of business among other factors. As we return to profitable growth, eHealth has maintained its steadfast commitment to enrollment quality and customer experience, and will continue building a distinct consumer brand as a trusted and unbiased Medicare matchmaker.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q4 2023 total revenue of $247.7 million increased 26%, including $15.6 million in positive net adjustment revenue, as compared to Q4 2022 total revenue of $196.3 million which includes $11.1 million in positive net adjustment revenue; Q4 2023 total revenue increased 25% year-over-year excluding positive net adjustment revenue.
■Q4 2023 Medicare Advantage approved members were 159,595, an increase of 22% year-over-year.
■Q4 2023 Medicare Advantage LTV increased 11% to $1,151 from $1,033 in Q4 2022, driven primarily by favorable member retention and carrier mix, among other factors.
■Q4 2023 GAAP net income improved $31.5 million year-over-year to $52.2 million compared to Q4 2022 GAAP net income of $20.7 million; Q4 2023 GAAP net income improved $28.2 million year-over-year excluding the impact of positive net adjustment revenue.
■Q4 2023 adjusted EBITDA(1) improved $20.1 million year-over-year to $69.6 million compared to Q4 2022 adjusted EBITDA(1) of $49.5 million; Q4 2023 adjusted EBITDA(1) improved $15.6 million year-over-year excluding the impact of positive net adjustment revenue.
■Operating cash flow of $(6.7) million for the twelve months ended December 31, 2023, outperformed the high-end of our guidance range and represents a significant improvement from operating cash flow of $(26.9) million for the twelve months ended December 31, 2022.
■Cash, cash equivalents and marketable securities of $121.7 million as of December 31, 2023.
■Commissions receivable balance of $918.2 million as of December 31, 2023.
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Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 13 at the end of this press release for definitions of our non-GAAP financial measures.

2024 Guidance
Based on information available as of February 27, 2024, we are providing guidance for the full year ending December 31, 2024. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2024:

•Total revenue is expected to be in the range of $450 million to $475 million.
•GAAP net income (loss) is expected to be in the range of $(40) million to $(20) million.
•Adjusted EBITDA(1) is expected to be in the range of $(5) million to $20 million.
•Operating cash flow is expected to be in the range of $(15) million to $(5) million.

The above guidance includes the expected impact of positive net adjustment revenue in the range of $0 to $15 million. Excluding the impact of positive net adjustment revenue in both years, the mid-point of our 2024 guidance reflects approximately 12% year-over-year total revenue growth and a substantial improvement in GAAP net income (loss) and adjusted EBITDA(1).
__________
Note: See accompanying footnotes on page 13.

Webcast and Conference Call Information

A webcast and conference call will be held today, Tuesday, February 27, 2024 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 225-9448. The participant passcode is 4737247. The live and archived webcast of the call will also be available under “News and Events” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. Consumers can visit our health insurance marketplace at eHealth.com, or call us to speak with a licensed insurance agent at 1-833-964-1202, TTY 711. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding our business, operations and strategy, including transformation program, and marketing and growth strategy; our expectations for enrollment growth and quality; our expectations regarding our financial performance and profitability; our expectations regarding our operations and costs, including investment in enrollment growth and business diversification; our estimates regarding total membership, Medicare, individual and family plan, ancillary products and small business memberships; our estimates regarding constrained lifetime values of commissions per approved member by product category; our estimates regarding costs per approved member; our guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage annual open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management; our ability to hire, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our transformation plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with convertible preferred stock investor; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; public health crises, pandemics, natural disasters, changing climate conditions and other extreme events; general economic conditions, including inflation, recession, financial, banking and credit market disruptions; and our ability to affectively administer our self-insurance program. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$115,722	$144,401
Short-term marketable securities	5,930	—
Accounts receivable	3,993	2,633
Contract assets – commissions receivable – current	244,663	242,749
Prepaid expenses and other current assets	12,044	11,301
Total current assets	382,352	401,084
Contract assets – commissions receivable – non-current	673,514	641,555
Property and equipment, net	4,864	5,501
Operating lease right-of-use assets	22,767	26,516
Restricted cash	3,090	3,239
Other assets	26,758	34,716
Total assets	$1,113,345	$1,112,611

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$7,197	$6,732
Accrued compensation and benefits	40,800	20,690
Accrued marketing expenses	20,340	23,770
Lease liabilities – current	7,070	6,486
Other current liabilities	3,131	2,887
Total current liabilities	78,538	60,565
Long-term debt	67,754	66,129
Deferred income taxes – non-current	29,687	32,359
Lease liabilities – non-current	28,333	34,187
Other non-current liabilities	4,949	5,132
Total liabilities	209,261	198,372
Convertible preferred stock	298,053	263,284
Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	798,786	777,187
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	7,284	73,799
Accumulated other comprehensive loss	(82)	(73)
Total stockholders’ equity	606,031	650,955
Total liabilities, convertible preferred stock and stockholders’ equity	$1,113,345	$1,112,611

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Revenue:
Commission	$218,496	$170,584	28%	$403,924	$361,246	12%
Other	29,166	25,737	13%	48,947	44,110	11%
Total revenue	247,662	196,321	26%	452,871	405,356	12%
Operating costs and expenses(a):
Cost of revenue	1,109	857	29%	1,771	1,647	8%
Marketing and advertising	88,155	76,115	16%	173,326	195,088	(11)%
Customer care and enrollment	58,559	40,388	45%	159,060	141,099	13%
Technology and content	17,155	21,967	(22)%	61,027	78,809	(23)%
General and administrative	23,316	17,325	35%	86,761	71,810	21%
Impairment, restructuring and other charges	—	8,926	(100)%	—	19,616	(100)%
Total operating costs and expenses	188,294	165,578	14%	481,945	508,069	(5)%
Income (loss) from operations	59,368	30,743	93%	(29,074)	(102,713)	72%
Interest expense	(2,852)	(2,382)	(20)%	(10,974)	(7,627)	(44)%
Other income, net	1,953	1,541	27%	9,453	3,951	139%
Income (loss) before income taxes	58,469	29,902	96%	(30,595)	(106,389)	71%
Provision for (benefit from) income taxes	6,279	9,231		(2,381)	(17,667)
Net income (loss)	52,190	20,671	152%	(28,214)	(88,722)	68%
Preferred stock dividends	(5,321)	(4,937)		(20,965)	(19,357)
Change in preferred stock redemption value	(5,178)	(3,162)		(17,336)	(11,335)
Net income (loss) attributable to common stockholders	$41,691	$12,572	232%	$(66,515)	$(119,414)	44%

Net income (loss) per share attributable to common stockholders(8):
Basic	$1.31	$0.41	220%	$(2.37)	$(4.36)	46%
Diluted	$1.27	$0.41	210%	$(2.37)	$(4.36)	46%
Weighted-average number of shares used in per share:
Basic	28,469	27,514	3%	28,016	27,359	2%
Diluted	29,370	27,558	7%	28,016	27,359	2%

_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$603	$590		$2,201	$1,901
Customer care and enrollment	58	520		2,287	2,096
Technology and content	1,114	1,003		4,498	6,015
General and administrative	3,697	2,269		14,227	10,304
Total stock-based compensation expense	$5,472	$4,382	25%	$23,213	$20,316	14%

Non-GAAP Results(1):
Adjusted EBITDA	$69,615	$49,474	41%	$14,055	$(41,673)	134%
Adjusted EBITDA margin	28%	25%	12%	3%	(10)%	130%
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Note: See accompanying footnotes on page 13.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating activities:
Net income (loss)	$52,190	$20,671	$(28,214)	$(88,722)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	632	874	2,540	3,845
Amortization of internally developed software	4,143	4,549	17,376	17,263
Stock-based compensation expense	5,472	4,382	23,213	20,316
Deferred income taxes	6,639	8,771	(2,672)	(18,436)
Impairment charges	—	8,368	—	12,102
Other non-cash items	696	751	701	2,084
Changes in operating assets and liabilities:
Accounts receivable	(3,471)	(828)	(1,361)	3,118
Contract assets – commissions receivable	(137,754)	(98,650)	(33,594)	23,760
Prepaid expenses and other assets	10,649	10,745	(1,948)	13,473
Accounts payable	306	89	487	(7,029)
Accrued compensation and benefits	14,008	5,577	20,110	4,232
Accrued marketing expenses	12,917	15,561	(3,430)	(12,614)
Deferred revenue	(45)	459	1,278	175
Accrued expenses and other liabilities	232	102	(1,178)	(436)
Net cash used in operating activities	(33,386)	(18,579)	(6,692)	(26,869)
Investing activities:
Capitalized internal-use software and website development costs	(1,665)	(2,752)	(8,693)	(15,292)
Purchases of property and equipment and other assets	(327)	(22)	(2,086)	(214)
Purchases of marketable securities	(5,912)	—	(54,514)	(8,402)
Proceeds from redemption and maturities of marketable securities	8,500	4,500	49,400	49,769
Net cash provided by (used in) investing activities	596	1,726	(15,893)	25,861
Financing activities:
Net proceeds from debt financing	—	—	—	64,862
Net proceeds from exercise of common stock options and employee stock purchases	415	1,160	677	2,214
Repurchase of shares to satisfy employee tax withholding obligations	(1,395)	(201)	(3,330)	(3,102)
Principal payments in connection with leases	(5)	(46)	(38)	(136)
Payments of preferred stock dividends	(2,660)	—	(3,533)	—
Net cash provided by (used in) financing activities	(3,645)	913	(6,224)	63,838
Effect of exchange rate changes on cash, cash equivalents and restricted cash	39	83	(19)	(355)
Net increase (decrease) in cash, cash equivalents and restricted cash	(36,396)	(15,857)	(28,828)	62,475
Cash, cash equivalents and restricted cash at beginning of period	155,208	163,497	147,640	85,165
Cash, cash equivalents and restricted cash at end of period	$118,812	$147,640	$118,812	$147,640

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)
We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). In the fourth quarter of 2023, the Individual, Family and Small Business segment was renamed “Employer and Individual”. The E&I segment name change was to the name only and had no impact on our historical financial position, results of operations, cash flow or segment level results previously reported. This identification of reportable segments is consistent with how the segments report to and are managed by our chief executive officer, who is our chief operating decision maker. The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”), fees earned for the performance of administrative services, amounts earned from our non-broker of record arrangements, our performance of various post-enrollment services for members and to a lesser extent, amounts earned from our sale of ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as amounts we are paid in connection with our advertising program for marketing and other services. The E&I segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans, including both qualified and non-qualified plans, and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the E&I segment consists of amounts earned from our online sponsorship and advertising program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website and our technology licensing and lead referral activities.

Marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect marketing and advertising, customer care and enrollment and technology and content operating expenses are allocated to each segment based on usage. Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments and are instead reported within Corporate.

The performance of each reportable segment is evaluated based on several factors, including revenue and segment profit (loss), which is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, impairment, restructuring and other charges, interest expense and other income (expense), net. Senior management uses segment profit (loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Revenue:
Medicare	$233,680	$180,421	30%	$406,467	$361,687	12%
Employer and Individual	13,982	15,900	(12)%	46,404	43,669	6%
Total revenue	$247,662	$196,321	26%	$452,871	$405,356	12%

Segment profit (loss):
Medicare	$80,287	$53,177	51%	$54,748	$(9,873)	655%
Employer and Individual	7,104	9,153	(22)%	25,841	21,438	21%
Segment profit	87,391	62,330	40%	80,589	11,565	597%
Corporate	(17,776)	(12,856)		(66,534)	(53,238)
Stock-based compensation expense	(5,472)	(4,382)		(23,213)	(20,316)
Depreciation and amortization	(4,775)	(5,423)		(19,916)	(21,108)
Impairment, restructuring and other charges	—	(8,926)		—	(19,616)
Interest expense	(2,852)	(2,382)		(10,974)	(7,627)
Other income, net	1,953	1,541		9,453	3,951
Income (loss) before income taxes	$58,469	$29,902	96%	$(30,595)	$(106,389)	71%

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)
Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values as the “constrained LTVs” of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. For Medicare Advantage and Medicare Part D prescription drug plans, our commissions also include regular payments related to administrative services we perform.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2023	2022		2023	2022
Medicare
Medicare Advantage	$192,618	$141,501	36%	$335,849	$293,562	14%
Medicare Supplement	6,039	6,128	(1)%	13,825	17,419	(21)%
Medicare Part D	6,494	5,006	30%	11,180	7,171	56%
Total Medicare	205,151	152,635	34%	360,854	318,152	13%
Individual and Family
Non-Qualified Health Plans	3,736	6,460	(42)%	10,640	12,430	(14)%
Qualified Health Plans	1,936	2,460	(21)%	6,020	5,435	11%
Total Individual and Family	5,672	8,920	(36)%	16,660	17,865	(7)%
Ancillary	3,251	3,386	(4)%	10,754	11,466	(6)%
Small Business	5,112	3,296	55%	17,669	11,842	49%
Commission Bonus and Other	(690)	2,347	(129)%	(2,013)	1,921	(205)%
Total Commission Revenue	$218,496	$170,584	28%	$403,924	$361,246	12%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Medicare
Commission Revenue from Members Approved During the Period	$194,295	$148,716	$326,087	$322,506
Net Commission Revenue from Members Approved in Prior Periods(a)	10,798	6,726	33,544	(2,326)
Total Medicare Segment Commission Revenue	205,093	155,442	359,631	320,180
Employer and Individual
Commission Revenue from Members Approved During the Period	5,954	8,104	19,789	22,358
Commission Revenue from Renewals of Small Business Members During the Period	2,674	2,700	9,973	9,981
Net Commission Revenue from Members Approved in Prior Periods(a)	4,775	4,338	14,531	8,727
Total Employer and Individual Segment Commission Revenue	13,403	15,142	44,293	41,066
Total Commission Revenue	$218,496	$170,584	$403,924	$361,246
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net adjustment revenue includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts. The total reductions to revenue from members approved in prior periods were $0.6 million and $0.7 million for the three months ended December 31, 2023 and 2022, respectively, and $4.3 million and $16.5 million for the year ended December 31, 2023 and 2022, respectively. These reductions to revenue primarily relate to the Medicare segment.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Fourth Quarter of 2023

	Three Months Ended December 31,		% Change
	2023	2022
Approved Members(2)
Medicare
Medicare Advantage	159,595	131,235	22%
Medicare Supplement	6,868	6,340	8%
Medicare Part D	20,104	23,894	(16)%
Total Medicare	186,567	161,469	16%
Individual and Family	9,207	14,010	(34)%
Ancillary	14,205	17,749	(20)%
Small Business	2,406	2,947	(18)%
Total Approved Members	212,385	196,175	8%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$1,151	$1,033	11%
Medicare Supplement	931	945	(1)%
Medicare Part D	220	182	21%
Individual and Family
Non-Qualified Health Plans	400	404	(1)%
Qualified Health Plans	378	382	(1)%
Ancillary
Short-term	172	170	1%
Dental	117	117	—%
Vision	83	69	20%
Small Business	231	227	2%
(a) Constraints for all Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare
Customer care and enrollment cost per Medicare Advantage (“MA”)-equivalent approved member	$323	$259	25%
Variable marketing cost per MA-equivalent approved member	456	470	(3)%
Total acquisition cost per MA-equivalent approved member	$779	$729	7%
Individual and Family Plan (“IFP”)
Customer care and enrollment cost per IFP-equivalent approved member	$194	$137	42%
Variable marketing cost per IFP-equivalent approved member	84	68	24%
Total acquisition cost per IFP-equivalent approved member	$278	$205	36%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — Year Ended December 31, 2023

	Year Ended December 31,		% Change
	2023	2022
Approved Members(2)
Medicare
Medicare Advantage	290,712	302,949	(4)%
Medicare Supplement	17,386	18,569	(6)%
Medicare Part D	29,378	40,094	(27)%
Total Medicare	337,476	361,612	(7)%
Individual and Family	27,318	33,271	(18)%
Ancillary	56,789	72,004	(21)%
Small Business	7,613	9,722	(22)%
Total Approved Members	429,196	476,609	(10)%

	As of December 31,		% Change
	2023	2022
Estimated Membership(5)
Medicare(6)
Medicare Advantage	622,896	645,864	(4)%
Medicare Supplement	110,826	100,039	11%
Medicare Part D	210,876	229,962	(8)%
Total Medicare	944,598	975,865	(3)%
Individual and Family(6)	86,452	102,971	(16)%
Ancillary(6)	180,741	214,570	(16)%
Small Business(7)	46,225	45,584	1%
Total Estimated Membership	1,258,016	1,338,990	(6)%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP marketing and advertising expense	$88,155	$76,115	$173,326	$195,088
Stock-based compensation expense	(603)	(590)	(2,201)	(1,901)
Non-GAAP marketing and advertising expense(1)	$87,552	$75,525	$171,125	$193,187

GAAP customer care and enrollment expense	$58,559	$40,388	$159,060	$141,099
Stock-based compensation expense	(58)	(520)	(2,287)	(2,096)
Non-GAAP customer care and enrollment expense(1)	$58,501	$39,868	$156,773	$139,003

GAAP technology and content expense	$17,155	$21,967	$61,027	$78,809
Stock-based compensation expense	(1,114)	(1,003)	(4,498)	(6,015)
Non-GAAP technology and content expense(1)	$16,041	$20,964	$56,529	$72,794

GAAP general and administrative expense	$23,316	$17,325	$86,761	$71,810
Stock-based compensation expense	(3,697)	(2,269)	(14,227)	(10,304)
Non-GAAP general and administrative expense(1)	$19,619	$15,056	$72,534	$61,506

GAAP operating costs and expenses	$188,294	$165,578	$481,945	$508,069
Stock-based compensation expense	(5,472)	(4,382)	(23,213)	(20,316)
Impairment, restructuring and other charges	—	(8,926)	—	(19,616)
Non-GAAP operating costs and expenses(1)	$182,822	$152,270	$458,732	$468,137

Reconciliation of GAAP Net Income (Loss) Attributable to Common Stockholders to Adjusted EBITDA(1) and Adjusted EBITDA Margin(1) (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net income (loss) attributable to common stockholders	$41,691	$12,572	$(66,515)	$(119,414)
Preferred stock dividends	5,321	4,937	20,965	19,357
Change in preferred stock redemption value	5,178	3,162	17,336	11,335
GAAP net income (loss)	52,190	20,671	(28,214)	(88,722)
Stock-based compensation expense	5,472	4,382	23,213	20,316
Depreciation and amortization	4,775	5,423	19,916	21,108
Impairment, restructuring and other charges	—	8,926	—	19,616
Interest expense	2,852	2,382	10,974	7,627
Other income, net	(1,953)	(1,541)	(9,453)	(3,951)
Provision for (benefit from) income taxes	6,279	9,231	(2,381)	(17,667)
Adjusted EBITDA	$69,615	$49,474	$14,055	$(41,673)
Net income (loss) margin	21%	11%	(6)%	(22)%
Adjusted EBITDA margin	28%	25%	3%	(10)%
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2024 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(85.0)	$(65.0)
Impact from preferred stock	45.0	45.0
GAAP net income (loss)	(40.0)	(20.0)
Stock-based compensation expense	20.0	17.0
Depreciation and amortization	19.0	18.0
Impairment, restructuring and other charges	1.0	1.0
Interest expense	11.0	10.0
Other expense, net	(8.0)	(9.0)
Benefit from income taxes	(8.0)	3.0
Adjusted EBITDA	$(5.0)	$20.0
__________
Note: See accompanying footnotes on page 13.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics

(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges.

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss), GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
member acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses, facilities and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(8)We apply the two-class method in calculating net income (loss) per share attributable to common stockholders as our Series A convertible preferred stock is considered a participating security, Accordingly, such securities are included in the earnings allocation in calculating income per share. Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including participating securities to the extent they are not anti-dilutive. Net loss attributable to common stockholders is not allocated to the convertible preferred stock as the holder of the Series A preferred stock does not have a contractual obligation to share in losses. For the three months ended December 31, 2023 and 2022, net income allocated to common stockholders (basic) was $37,221 and $11,265, respectively, and net income allocated to participating securities (basic) was $4,469 and $1,307, respectively. For the three months ended December 31, 2023 and 2022, net income allocated to common stockholders (diluted) was $37,344 and $11,267, respectively, and net income allocated to participating securities (diluted) was $4,346 and $1,305, respectively.